EXHIBIT 1.1
                                                                  Execution Copy




                               Purchase Agreement

                                  by and among

                       Peninsula Gaming Partners, L.L.C.,
                      a Delaware Limited Liability Company

                                    as Buyer,


                                BIM3 Investments,
                             a Louisiana Partnership

                                    as Seller

                                       and

                         The Old Evangeline Downs, L.C.,
                      a Louisiana Limited Liability Company



                                   Dated as of

                                  June 27, 2001

                         Relating to the Acquisition of
                            A Membership Interest in
                         The Old Evangeline Downs, L.C.


                                TABLE OF CONTENTS


SECTION                                                                          PAGE
1.       PURCHASE AND SALE OF THE MEMBERSHIP INTEREST..............................1
         a.       Sale and Price...................................................1
         b.       Sales Price Allocation...........................................2
         c.       Net Working Capital Purchase Price Adjustment....................2
         d.       Deposit and Escrow...............................................3

2.       CLOSING...................................................................3

3.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY..................3
         a.       Authority........................................................4
         b.       No Conflicts; Consents...........................................4
         c.       Seller's Membership Interest.....................................4
         d.       Organization and Standing; Books and Records.....................5
         e.       Capitalization of the Company....................................5
         f.       Equity Interests.................................................5
         g.       Financial Statements.............................................6
         h.       Taxes............................................................6
         i.       Assets Other than Real Property Interests........................7
         j.       Real Property....................................................8
         k.       Intellectual Property............................................8
         l.       Contracts........................................................9
         m.       Litigation......................................................12
         n.       Benefit Plans...................................................12
         o.       Absence of Changes or Events....................................16
         p.       Compliance with Applicable Laws.................................17
         q.       Employee and Labor Matters......................................17
         r.       Customer Accounts Receivable....................................17
         s.       Licenses; Permits...............................................18
         t.       Transactions with Affiliates....................................18
         u.       Effect of Transaction...........................................18
         v.       Private Offering of Seller's Membership Interest................18
         w.       Environmental Matters   ........................................18
         x.       Transaction Information.........................................20
         y.       Brokerage and Finder's Fees.....................................20
         z.       Utilities Access................................................21
         aa.      Public Improvements.............................................21
         bb.      Maintenance of Insurance........................................21

4.       COVENANTS OF SELLER AND THE COMPANY......................................22
         a.       Access..........................................................22



                                        i




         b.       Ordinary Conduct................................................22
         c.       Confidentiality.................................................23
         d.       Assignment of Confidentiality Agreements........................23
         e.       Resignation.....................................................24
         f.       Exclusive Dealing...............................................24
         g.       Notice..........................................................24
         h.       Certain Licenses and Permits....................................24
         i.       Disclosure Schedules, Updated Disclosures; Breaches.............25

5.       REPRESENTATIONS AND WARRANTIES OF BUYER..................................25
         a.       Authority.......................................................25
         b.       No Conflicts; Consents..........................................26
         c.       Securities Act..................................................26
         d.       Actions and Proceedings, etc....................................26

6.       COVENANTS OF BUYER.......................................................26
         a.       Confidentiality.................................................26
         b.       Notice..........................................................27
         c.       Disclosure Schedules, Updated Disclosures; Breaches.............27
         d.       Pursuit of Regulatory Approval and Financing....................27
         e.       No Flip.........................................................28

7.       MUTUAL COVENANTS.........................................................28
         a.       Cooperation.....................................................28
         b.       Confidentiality of the Existence of the Agreement...............29
         c.       Publicity.......................................................29
         d.       Commercial Efforts..............................................29
         e.       Records.........................................................29
         f.       Management Transition...........................................29

8.       CONDITIONS TO CLOSING....................................................30
         a.       Buyer's Obligation..............................................30
         b.       Seller's Obligation.............................................32
         c.       Frustration of Closing Conditions...............................33

9.       FURTHER ASSURANCES.......................................................33

10.      INDEMNIFICATION..........................................................33
         a.       Indemnification by Seller.......................................33
         b.       No Exhaustion of Remedies; Exclusive Remedy.....................33
         c.       Indemnification by Buyer........................................34
         d.       Exclusive Remedy................................................34
         e.       Procedures Relating to Indemnification..........................35
         f.       Other Claims....................................................36


                                       ii



         g.       Survival of Representations and Warranties; Floor and Cap.......36
         h.       Liability Limitations...........................................37
         i.       Tax Treatment of Indemnification Payments.......................37

11.      TAX MATTERS..............................................................37
         (i)      Taxable Period Ending on or Before Closing Date.................37
         (ii)     Taxable Period Beginning on or Before Closing Date and Ending
                  After Closing Date..............................................38
         (iii)    Franchise Tax...................................................38
         (iv)     Consistent Preparation of Tax Returns...........................38
         (v)      Cooperation.....................................................38
         (vi)     Interest........................................................39

12.      ASSIGNMENT...............................................................39

13.      NO THIRD-PARTY BENEFICIARIES.............................................39

14.      TERMINATION..............................................................39

15.      EXPENSES.................................................................40

16.      ATTORNEY FEES............................................................41

17.      AMENDMENTS...............................................................41

18.      NOTICES..................................................................41

19.      INTERPRETATION; EXHIBITS AND SCHEDULES; CERTAIN DEFINITIONS..............42

20.      COUNTERPARTS.............................................................43

21.      ENTIRE AGREEMENT.........................................................43

22.      FEES.....................................................................43

23.      SEVERABILITY.............................................................43

24.      GOVERNING LAW............................................................43

25.      JOINT DRAFTING...........................................................43

                             INDEX OF DEFINED TERMS

"Affiliate"..................................................................24
"Agreement"...................................................................1
"Applicable Laws"............................................................17
"Balance Sheet"...............................................................4
"Benefit Program or Agreement"...............................................12
"Buyer Disclosure Schedule"..................................................27
"Buyer Indemnified Parties"..................................................34
"Buyer Indemnified Party"....................................................34
"Buyer".......................................................................1
"Casino Opening Date".........................................................1
"Claim"  ....................................................................34
"Closing Date"................................................................2
"Closing".....................................................................2
"Code"........................................................................5
"Company Properties"..........................................................7
"Company Property"............................................................7
"Company".....................................................................1
"Confidential Information"...................................................24
"Contracts"..................................................................11
"Control"....................................................................24
"Disclosure Schedule".........................................................2
"Encumbrances"................................................................7
"Environmental Assessment Audit".............................................21
"Environmental Laws".........................................................18
"Environmental Reports"......................................................20
"ERISA"  ....................................................................12
"Excepted Claims"............................................................39
"Existing Mortgage Notes".....................................................1
"Financial Statements"........................................................5
"GAAP"........................................................................5
"Governmental Authority"......................................................5
"Governmental Entity"........................................................31
"Hazardous Materials"........................................................19
"HBPA Lawsuit"...............................................................11
"Immediate Family"...........................................................24
"including"..................................................................45
"Income Statement"............................................................5
"Indemnified Party"..........................................................37
"Intellectual Property".......................................................8
"knowledge"..................................................................45
"Leased Property".............................................................7
"Licenses"...................................................................18

"Liens"........................................................................3
"Material Adverse Effect".....................................................45
Old Evangeline Downs Casino"...................................................1
"Organizational Documents".....................................................3
"Permits".....................................................................19
"Permitted Liens"..............................................................7
"person"......................................................................45
"Plan"........................................................................12
"Pre-Closing Tax".............................................................40
"Proceeding"..................................................................41
"Purchase Note"................................................................2
"Purchase Price"...............................................................1
"Records".....................................................................30
"Regulatory Approval"..........................................................3
"Related Parties".............................................................30
"Release".....................................................................19
"Securities Act"..............................................................18
"Seller Indemnified Parties"..................................................36
"Seller Indemnified Party"....................................................36
"Seller".......................................................................1
"Seller's Membership Interest".................................................1
"Tax Items"....................................................................5
"Tax Return"...................................................................5
"Tax"..........................................................................5
"Taxes"........................................................................5
"Third Party Claim"...........................................................37

                               PURCHASE AGREEMENT

         This Purchase Agreement (this "Agreement") dated as of June 27, 2001, is by and among BIM3 Investments, a Louisiana partnership ("Seller"), The Old Evangeline Downs, L.C., a Louisiana limited liability company (the "Company") and Peninsula Gaming Partners, LLC, a Delaware limited liability company (the "Buyer").
         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, Seller's 50% membership interest (the "Seller's Membership Interest") in the Company and Seller's undivided one-half (1/2) interest in and to each of the following described notes (the "Existing Mortgage Notes"):

         a. That certain promissory note in the original principal amount of Twelve Million Two Hundred Ninety-Three Thousand Seven Hundred Twenty-Two and 60/100 Dollars ($12,293,722.60), dated August 31, 1988, executed by Racetrack at Evangeline Downs, Inc., in favor of Louisiana Savings Association, Inc.; and

         b. That certain promissory note in the original principal amount of One Million Three Hundred Thirteen Thousand Four Hundred Eighty-Five and 30/100 Dollars ($1,313,485.30), dated August 31, 1988, executed by Racetrack at Evangeline Downs, Inc., in favor of Louisiana Savings Association, Inc.

        Accordingly, Seller, the Company and Buyer hereby agree as follows:


1.      PURCHASE AND SALE OF THE MEMBERSHIP INTEREST

         a.  Sale and Price

         On the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to Buyer, and Buyer shall purchase from Seller, Seller's Membership Interest and Seller's one-half (1/2) interest in the Existing Mortgage Notes for an aggregate purchase price of Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Purchase Price"), payable in cash at Closing.

         b.  Sales Price Allocation

         Of the Purchase Price, an amount equal to the outstanding principal balance of the Existing Mortgage Notes shall be paid for the Existing Mortgage Notes out of the cash received at Closing. The remaining portion of the Purchase Price shall be allocated to Seller's Membership Interest.

         c.  Net Working Capital Purchase Price Adjustment

         Definitions.    For  the  purposes  of this Section 1(c), the following
terms shall have the following meanings:

                        (A) "Final Balance Sheet" shall mean the unaudited balance sheet of the Company as of the Closing Date, which shall be prepared by the Company's accountants, in accordance with generally accepted accounting principles consistently applied, in form and substance reasonably acceptable to Buyer.

                        (B) "Operating Accounts" shall mean the cash accounts
               listed on Schedule 1(c)(B) attached hereto.

                        (C) "Final Assets" shall mean the aggregate amount of
               all current assets of the Company on the Final Balance Sheet.

                        (D) "Final Liabilities" shall mean the aggregate amount of all current liabilities (other than any current liability relating to the HBPA Lawsuit or to the Existing Mortgage Notes) of the Company on the Final Balance Sheet.

                        (E) "Final Net Current  Asset  Value"  shall mean the
               Final Assets less the Final Liabilities. The Final Net Current Asset Value can be a positive or a negative number.

                        (F) "Deficiency Amount" shall mean the amount, if any, by which the Final Net Current Asset Value is less than zero.

                        (G) "Surplus  Amount" shall mean the amount,  if any,
               by which the Final Net Current Asset Value is more than zero.

Seller shall deliver the Final  Balance Sheet to Buyer no later than  forty-five
(45) days after the Closing Date. If there is a Deficiency Amount, no later than ten (10) days after delivery of the Final Balance Sheet to Buyer, Seller shall pay to Buyer, by wire transfer of immediately available funds, an amount in cash equal to the Deficiency Amount. If there is a Surplus Amount, no later than ten
(10) days after delivery of the Final Balance Sheet to Buyer, Buyer shall pay to Seller, by wire transfer of immediately available funds, an amount in cash equal to the Surplus Amount. If the amount of cash in the Operating Accounts on the Closing Date is greater than $600,000, no later than ten (10) days after delivery of the Final Balance Sheet to Buyer, Buyer shall pay to Seller, by wire transfer of immediately available funds, an amount in cash equal to any such excess. Seller hereby represents and warrants to Buyer that $600,000 is sufficient to operate the Company's business as presently conducted.

         d.  Deposit and Escrow

         Within 72 hours after delivery of the final Disclosure Schedule, Buyer shall deliver a refundable cash deposit (the "Deposit") in the amount of Five Hundred Thousand Dollars ($500,000) to Perrot Doise (the "Escrow Holder") for deposit by the Escrow Holder in an interest bearing escrow account (with interest accruing thereon (the "Interest Amount")). The Deposit and the Interest Amount shall be held by the Escrow Holder in accordance with the terms and provisions of this Agreement. Upon consummation of the transactions contemplated by this Agreement, on the Closing Date, the Deposit shall be applied to and credited against the Purchase Price, and the Escrow Holder shall deliver the Interest Amount to Buyer. Upon the termination of this Agreement (i) by Buyer in accordance with the provisions of Section 14(b) or Section 14(a)(iii) if any of the conditions to Closing set forth in Section 8(a) (other than clauses (vii), (xi), (xii),

(xiii), (xiv) and (xvii) thereof) shall not have been satisfied in all material respects or waived by Buyer, (ii) by Seller in accordance with the provisions of
Section 14(a)(v) or (vi) or Section 14(a)(ii) if any of the conditions to Closing set forth in Section 8(b)(ii) or (iii) shall not have been satisfied in all material respects or waived by Seller, or (iii) by Buyer and Seller in accordance with the provisions of Section 14(a)(i), the Escrow Holder shall deliver the Deposit and the Interest Amount to Buyer. Upon the termination of this Agreement in accordance with the provisions of Section 14 hereof by either Buyer or Seller for any reason other than those specifically described in the immediately preceding sentence, the Escrow Holder shall deliver the Deposit and the Interest Amount to the Seller.

2. CLOSING

      The closing (the "Closing") of the purchase and sale of Seller's Membership Interest shall be held at the offices of Seller at 600 Jefferson Street, Suite 1500, Lafayette, Louisiana at 10:00 a.m. on the date of closing of the Jefferies Financing (as defined in Section 8.a.(xiii)), but in no event later than December 31, 2001 (subject to extension as set forth in Section 14(a)(iv)). The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." At the Closing, Buyer shall cause to be delivered to Seller a cashier's check in an amount equal to the Purchase Price less the Deposit.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

      Except as set forth on any of the schedules to this Agreement (the "Disclosure Schedule") (the Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only (i) the corresponding paragraph of this Section 3 and (ii) other paragraphs of this Section 3 to the extent it is clear from a specific cross reference that such disclosure is applicable to such other paragraph), Seller and the Company hereby represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

         a.  Authority

         Seller and the Company have all requisite capacity and authority to enter into this Agreement, to execute, deliver and perform their respective obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Seller or the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and the Company and constitutes a legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms.

         b.  No Conflicts; Consents

         The execution, delivery and performance of this Agreement by Seller and the Company does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind or nature whatsoever (collectively, "Liens") upon, any of the properties or assets of the Company under any provision of (i) the Organizational Documents (as hereinafter defined) of the Company, (ii) except as set forth in Schedule 3(b), any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller or the Company is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Seller or the Company or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company or on Buyer's ability to develop, operate or manage the OED Facilities or to consummate the transactions contemplated hereby (a "Material Adverse Effect"). No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required to be obtained or made by or with respect to Seller or the Company or their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than approval from the Louisiana Gaming Control Board and the Louisiana State Racing Commission (herein "Regulatory Approval"). The term "Organizational Documents" means the articles of organization and the operating agreement of the Company, or any comparable governing instruments, each as amended.

         c.  Seller's Membership Interest

         Seller has good and valid title to Seller's Membership Interest, free and clear of any Liens. Upon delivery to Buyer at the Closing of Seller's Membership Interest, good and valid title to Seller's Membership Interest will pass to Buyer free and clear of any Liens, other than those arising from acts of Buyer or its Affiliates. Seller's Membership Interest is not subject to any voting trust agreement or other agreement, arrangement or understanding, including any such agreement, arrangement or understanding restricting or otherwise relating to the voting, dividend rights or disposition of Seller's Membership Interest.

         d.  Organization and Standing; Books and Records

         The copies of the Organizational Documents attached as Exhibit A are complete and correct, and the signatures appearing on the originals thereof are genuine. The Company is not in violation of its Organizational Documents in any manner that would adversely affect the validity, binding nature or enforceability of Seller's or the Company's obligations under this Agreement. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Company has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business in Louisiana and in each other jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

         e.  Capitalization of the Company

         Seller's Membership Interest has the rights, privileges and preferences stated in the Organizational Documents. Seller is the record and beneficial owner of Seller's Membership Interest. Seller's Membership Interest has not been issued in violation of, and is not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of (i) applicable law, (ii) the Organizational Documents, or (iii) any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Seller or the Company is or may become obligated to issue or cause the Company to issue, sell, purchase, return or redeem or cause the Company to redeem any of Seller's Membership Interest, Certificates or any other capital stock of the Company. Except as set forth in
Schedule 3(e), there are no membership interests of the Company reserved for issuance for any purpose. Except as set forth in Schedule 3(e), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which members of the Company may vote.

         f.  Equity Interests

         The Company does not directly or indirectly own any capital stock of any corporation, partnership or other person other than Inter-Track Partners of Rapides Parish, which interest may be sold prior to Closing, and Offtrack at Baton Rouge, Inc., an inactive entity with no assets, liabilities, operations or activities, which may be dissolved before Closing, and the Company is not a member of or participant in any partnership, joint venture or similar person other than Intertrack Partners of Rapides Parish.

         g.  Financial Statements

         Schedule 3(g) contains (A) the unaudited balance sheet of the Company as of May 31, 2001 (the "Balance Sheet") and the unaudited statement of income of the Company for the four-month period ended May 31, 2001 (the "Income Statement"), and (B) the audited balance sheet of the Company as of December 31, 2000, and the audited statement of income of the Company for the fiscal year ended December 31, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared using accounting principles consistently applied (except as set forth in Schedule 3(g)) and on a basis that fairly presents (subject to normal, recurring year-end audit adjustments) the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated. There are no liabilities not disclosed in the Financial Statements that are required to be disclosed under generally accepted accounting principals ("GAAP").

         h. Taxes

                  (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes include, without limitation, all income or profits taxes (including federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, PBGC premiums and other Governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect; (B) "Tax Return" shall mean all reports, information statements and returns required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to any Person;
         (C) "Governmental Authority" means any governmental or quasi-governmental body of the United States or any other country, including any state, province, county, city or other political subdivision thereof, or any agency, court, instrumentality or statutory or regulatory body of any of the foregoing; and (D) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (ii) Except as set forth in Schedule 3(h), (A) all Tax Returns which were required to be filed by or with respect to the Company have been duly and timely filed with the appropriate Governmental authority,
         (B) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct and complete, (C) all Taxes owed by the Company which are or have become due have been timely paid in full, (D) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, (E) all Tax withholding and deposit requirements imposed on or with respect to the Company have been satisfied in full in all respects, and (F) there are no mortgages, pledges, liens, encumbrances, charges or other security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (iii) There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 3(h).

                  (iv) No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.


                  (v) Except as set forth in Schedule 3(h), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company.

                  (vi) The total amounts set up as liabilities for Taxes in the Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company up to and through the periods ending on the dates thereof.

                  (vii) There are no Tax allocation, Tax sharing or Tax indemnification agreements affecting the Company.

                  (viii) The Company currently qualifies, has qualified since the date of its formation, and will qualify immediately prior to the Closing Date, to be treated as a partnership for federal income tax purposes and neither the Company nor Seller has taken, and no Governmental Authority has asserted, a position inconsistent with such treatment.

                  (ix) All amounts required to be withheld and paid to any Governmental Authority for income, social security, unemployment insurance, sales, exercise, use and other Taxes have been collected or withheld and accrued or paid to the proper Governmental Authority. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes.

                  (x)  Seller is not a "foreign  person"  within the  meaning of
         Section 1445 of the Code and it will furnish the Buyer with an affidavit that satisfies the requirements of Section 1445(b)(2) of the Code, in the form attached as Exhibit 3(h)(x).


         i.   Assets Other than Real Property Interests

         The Company has good and valid title to all material assets (as reflected on the Balance Sheet or thereafter acquired) that are used in the conduct of the Company's business as presently being conducted, except those sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, including all defects of title, pledges, equities, conditional sales agreements, leases, easements, rights of way, covenants, conditions and prior assignments of any kind or nature whatsoever (together with Liens, collectively, "Encumbrances") except (i) such as are set forth in Schedule 3(i), (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, and Liens for Taxes which are not due and payable or which may thereafter be paid without penalty and (iii) imperfections of title which, individually or in the aggregate, would not have a Material Adverse Effect (the Liens described in clauses (ii) and (iii) above are hereinafter referred to collectively as "Permitted Liens"). No other material assets or rights, other than the real property set out in Section 3(j) below, whether or not owned by the Company, are required for the conduct of the Company's business as currently conducted.

         All the material assets of the Company have been maintained in accordance with the past practice of the Company and generally accepted industry practice and are in good operating condition and repair, ordinary wear and tear excepted, in each case except such as would not have a Material Adverse Effect, individually or in the aggregate.

         This Section 3(i) does not relate to real property or interests in real property, such items being the subject of Section 3(j).

         j.  Real Property

         Schedule 3(j) sets forth a complete list of all real property and interests in real property owned and/or leased by the Company that are used in the conduct of the Company's business as presently being conducted (individually, a "Company Property" and, collectively, "Company Properties"). No other real properties or rights, whether or not owned by the Company, are required for the conduct of the Company's business. The Company has good and valid title to all Company Property, in each case free and clear of all Encumbrances, except
(A) such as are set forth in Schedule 3(j), (B) leases, subleases and similar agreements set forth in Schedule 3(l), (C) Permitted Liens, (D) easements, covenants, rights-of-way and other similar restrictions of record and (E)(I) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company has easement rights or on any Company Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and (III), individually or in the aggregate, would have a Material Adverse Effect. Neither the Seller nor the Company has received any notice of any material default under or breach of, or of any event that (with or without notice or the lapse of time) would constitute a material default under or breach of, any of the covenants, conditions, restrictions, rights-of-way, leases or easement affecting the Company's business or any portion thereof, and no such material default or breach exists. Neither Seller nor the Company is in material default under any of the leases for the Company Properties, and there are no oral or written modifications or amendments to any of such leases.

         k.  Intellectual Property

                  (i) Schedule 3(k) sets forth a true and complete list of all (both foreign and domestic) patents, trademarks (registered or unregistered), service marks (registered or unregistered), trade names, licenses, franchises, copyrights and other assets of a like kind, and all applications and registrations therefor, as well as any trade secrets or confidential or proprietary information, inventions (whether patentable or not), and any other intellectual property which are, in whole or in part, owned, used, filed by or licensed to the Company (all of the foregoing referred to hereinafter collectively as "Intellectual Property"). Schedule 3(k) sets forth a list of all jurisdictions in which any of the Intellectual Property is the subject of a patent, registration, certificate, or other such governmental acknowledgment or grant or application therefor, together with all identifying numbers or other designations related to such patents, registrations, certificates or applications.

                 (ii) Unless (and only to the extent) expressly stated otherwise in Schedule 3(k):

                           (A)  the   Company   owns  (free  and  clear  of  any
                           Encumbrances,   joint   interests  or  licenses)  the
                           Intellectual Property;

                           (B) the Company has the right to make, have made, use, sell, offer for sale, execute, reproduce, display, perform, modify, enhance, enforce, transfer, distribute, prepare derivative works of, and sublicense, without payment or provision of consideration in any form to any other person, all Intellectual Property;

                           (C) the consummation of the transactions contemplated hereby will not conflict with, alter, forfeit, terminate or impair any such rights of the Intellectual Property; and

                           (D) the Company has not previously granted to third parties any rights of any kind relating to the Intellectual Property.



                  (iii) The Company and Seller have taken all necessary and appropriate steps to:

                           (A) insure that all requirements and all fees, annuities, or other payments which are due as of the consummation of this transaction for any patent, registration, certificate, or other such governmental acknowledgment or grant or application therefor have been met or paid;

                           (B)   safeguard   and   maintain   the   secrecy   of
                           confidential  and  proprietary   information  of  the
                           Company; and

                           (C) insure that the Company has acquired ownership of all inventions, patents, copyrights, and other Intellectual Property developed for Company by its employees and contractors.

                  (iv)     With respect to the Intellectual Property:

                           (A) no claims are pending or threatened as of the date of this Agreement against Seller or the Company by any person with respect to the ownership, validity, enforceability, infringement, effectiveness or use of any Intellectual Property;

                           (B) the Company and Seller have not received any communications alleging that the Company has violated any rights relating to Intellectual Property or the rights of any person;

                           (C) the Intellectual Property, and any use thereof, does not infringe or otherwise violate, and has not infringed or otherwise violated, the rights of any other person (including but not limited to Seller), and the Company and Seller have no reason to believe that the Intellectual Property infringes the rights of other persons or involves the misappropriation or improper use of the information of other persons; and

                           (D) the Intellectual  Property  includes,  but is not
                           hereby   limited   to,  all  rights   necessary   for
                           conducting the business of the Company.

         l.  Contracts

         Except as set forth in Schedule 3(1), the Company is not a party to or bound by any:

                  (i) employment agreement or employment contract that has an aggregate future liability in excess of $5,000 per year and is not terminable by the Company by notice of not more than 60 days for a cost of less than $5,000;

                  (ii)  employee  collective   bargaining   agreement  or  other
         contract with any labor union;

                  (iii) covenant of the Company not to compete or other covenant of the Company restricting the development, manufacture, marketing or distribution of the products and services of the Company that materially impairs the operation of the business of the Company as presently conducted;

                  (iv) agreement, contract or other arrangement with (A) Seller or any Affiliate of Seller or (B) any current or former officer, director or employee of the Company, Seller or any Affiliate of Seller (other than employment agreements covered by clause (i) above);

                  (v) lease, sublease or similar agreement with any person under which the Company is a lessor or sublessor of, or makes available for use to any person, (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company;


                  (vi) lease or similar  agreement  with any person  under which
         (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $5,000 per year and is not terminable by the Company by notice of not more than 60 days for a cost of less than $5,000;

                  (vii) (A) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), (B) management, service, consulting or other similar type of contract, or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person in excess of $5,000 per year and is not terminable by the Company by notice of not more than 60 days for a cost of less than $________;

                  (viii) material license, option or other agreement relating in whole or in part to the Intellectual Property set forth in Schedule 3(k) (including any license or other agreement under which the Company is licensee or licensor of any such Intellectual Property);

                  (ix) agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person, or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company) in any such case which, individually, is in excess of $5,000 per year;

                  (x) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $5,000 per year;

                  (xi) agreement, contract or other instrument under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person, in any such case which, individually or in the aggregate, is in excess of $5,000 per year;

                  (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting an Encumbrance upon any Company Property;

                  (xiii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any predecessor person;

                  (xiv) other agreement, contract, lease, license, commitment or instrument to which the Company is a party or by or to which it or any of its assets or business is bound or subject which (a) has an aggregate future liability to any person (other than the Company) in excess of $5,000 per year and is not terminable by the Company by notice of not more than 60 days for a cost of less than $5,000 or (b) the breach, termination or non-performance of which could have a Material Adverse Effect; and

                  (xv) agreement or contract with Seller or any of its members or Affiliates which will survive Closing, other than the Occupancy Agreement referred to in Section 8.a.(xvi).

         The parties hereto acknowledge that, to the extent any agreement, contract or other arrangement referred to in clauses (i), (vi), (vii), (xi) or
(xiv)(a) above (a) is inadvertently omitted from Schedule 3(l), (b) has an aggregate future liability to the Company of no greater than $5,000 (or, together with all other such agreements, contracts or arrangements, no greater than $25,000) and, (c) provides benefits to the Company equivalent, in the reasonable determination of Buyer, to such aggregate liability, Seller will have no liability to Buyer for omitting such contracts from Schedule 3(l).

         Except as set forth in Schedule 3(1), (I) all agreements, contracts, leases, licenses, commitments or instruments of the Company listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms, (II) Seller and the Company have performed all obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, (III) to the best knowledge of Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and
(IV) true and correct copies of all of the Contracts have been delivered to Buyer, except for copies of the Company's simulcast agreements for racing seasons during the 2001 calendar year described at Schedule 3(l) and 3(l)(2), many of which are still pending as of the date of this Agreement.

         m. Litigation

         Schedule 3(m) describes all pending suits, claims, actions or proceedings with respect to which Seller or the Company has been contacted in writing by counsel for the plaintiff or claimant, against the Company or any of its respective properties, assets, operations or businesses, in particular the claims asserted by the Horsemen's Beneficial Protection Association in the suit entitled "Louisiana Horsemen's Benevolent and Protective Association 1993, Inc. vs. Fair Grounds Corporation, et al" bearing Docket No. 411,508 Div. F filed in the 19th Judicial District Court in and for the Parish of East Baton Rouge Parish, Louisiana against all Louisiana thoroughbred racetracks (the "HBPA Lawsuit"), and, to the best knowledge of Seller and the Company, no other such suits, claims, actions or proceedings are threatened. The Company is not a party to any suit, claim, action or proceeding pending or threatened by, nor is the Company subject to or in default under any judgment, order, injunction or decree of, any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. Except as set forth in Schedule 3(m), there is no lawsuit or claim by the Company pending against any other person. Except as set forth in Schedule 3(m), there is no pending or, to the knowledge of Seller and the Company, threatened investigation of or affecting the Company by any Governmental Entity.

         n.   Benefit Plans


                  (i) Schedule 3(n) provides a description of each of the following which is, or has been sponsored, maintained or contributed to by Seller or the Company for the benefit of or pursuant to which the Company could have liability with respect to any of the present or former directors, officers, employees, agents, consultants or similar representatives of the Company:

                           (A) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), ("Plan");

                           (B) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section 3(n)(i)(A) ("Benefit Program or Agreement").


                  (ii) A copy of the commitment by Blue Cross Blue Shield of Louisiana to provide group health insurance coverage to the Company and its eligible employees for the calendar year beginning January 1, 2001 and a summary description of the plan has been provided to Buyer. As set forth at Schedule 3(n), eligible employees of the Company may currently participate in a 401(k) plan and a cafeteria "flex" plan implemented by The Moody Company, an affiliate of Seller, but the Company's participation in such plan will be terminated at or before Closing. Prior to January 1, 2001, eligible employees of the Company were also allowed to participate in The Moody Company's group health plan. Copies of The Moody Company's 401(k) plan, cafeteria plan, and group health plan, and/or summary descriptions thereof, have not been provided to Buyer.

                  (iii) Neither the Company, nor any corporation, trade, business, or entity under common control with the Company, within the meaning of Sections 414(b), 414(c) or 414(m) of the Code or Section 4001 of ERISA sponsors maintains, contributes to, or has an obligation to contribute to or has sponsored, maintained, contributed to or has had an obligation to contribute to, at any time within six years prior to the Closing Date (A) any employee benefit plan within the meaning of Section 3(3) of ERISA that is or was subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code or (B) any multiemployer plan within the meaning of Section 3(37) of ERISA;

                  (iv) Except as otherwise set forth on Schedule 3(n)(iv):

                           (A) Seller and the Company have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Plans and the Benefit Programs and Agreements, and to the knowledge of the Company and Seller there have been no defaults or violations by any other party to the Plans or Benefit Programs and Agreements;

                           (B) All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plan and each Benefit Program or Agreement is in substantial compliance with, and at all times within the six year period prior to the Closing Date has been maintained in substantial compliance with, its governing documents and the applicable provisions of ERISA and the Code;

                           (C) Each of the Plans intended to be qualified  under
                           Section 401 of the Code, (1) satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made until a date after the Closing Date, (2) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (3) has not, since receipt of the most recent favorable determination letter, been amended, and (4) has not been operated in a way that would adversely affect its qualified status;

                           (D) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of Seller or the Company threatened against, or with respect to, any of the Plans or Benefit Programs and Agreements or their assets;

                           (E) All contributions required to be made to the Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable Law have been timely made;

                           (F) As to any Plan  intended  to be  qualified  under
                           Section 401 of the Code, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code;

                           (G) No act, omission or transaction has occurred which would result in imposition on the Company of
                           (1) breach of fiduciary duty liability  damages under
                           Section 409 of ERISA, (2) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, or (3) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                           (H) To the knowledge of Seller and the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before the Internal Revenue Service, the Department of Labor, the PBGC, or other Governmental Authority;

                           (I) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status;

                           (J) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (1) require Seller or the Company to make a larger contribution to, or pay greater benefits or provide other rights under, any Plan or Benefit Program or Agreement than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (2) create or give rise to any additional vested rights or service credits under any Plan or any Benefit Program or Agreement.

                  (v) Except as otherwise set forth in Schedule 3(n)(v), neither Seller nor the Company is a party to any agreement, nor has any of the foregoing parties established any policy or practice, requiring any payment, the acceleration of any payment, or any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

                  (vi) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Plans and the Benefit Programs and Agreements that would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

                  (vii) Each Plan may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination. No Plan or Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any individual and the Company is not contractually or otherwise obligated

         (whether or not in writing) to provide any individual with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 609 of ERISA and Section 4980B of the Code. Each Plan that is a "group health plan" has been operated in all material respects in compliance with the provisions of Part 6 of Title 1, Subtitle B of ERISA.

                  (viii) Schedule 3(n)(viii) sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company. No collective bargaining agreement is being negotiated by the Company.

                  (ix) Except as set forth in Schedule 3(n)(ix), the Company is not a party to nor is it bound by any severance agreement, program, or policy nor does the Company have any liability, actual or contingent, under any severance agreement, program or policy of the Seller or an affiliate of the Company. True and correct copies of all employment agreements with officers of the Company, and all vacation, overtime, and other compensation policies of the Company relating to its employees have been made available to Buyer.

                  (x) Neither Seller nor the Company has announced, proposed, or agreed to any changes to any Plan or any Benefit Program or Agreement that would cause an increase in benefits (or the creation of new benefits) under any such Plan or any such Benefit Program or Agreement or that would cause a material increase in the cost of maintaining such Plan or such Benefit Program or Agreement.

         o.  Absence of Changes or Events

         Except as set forth in Schedule 3(o), since the date of the Balance Sheet, whether or not in the ordinary course of business:

                  (i) there has not been any material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company;

                  (ii) Seller has caused the business of the Company to be, and the Company has been, conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the Company's relationships with customers, suppliers and others with whom the Company deals;

                  (iii) there has not been any declaration, setting aside or payment of any distribution or dividend with respect to Seller's Membership Interest or other capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of Seller's Membership Interest or other capital stock of the Company;

                  (iv) there has not been any amendment to the Organizational Documents of the Company (except as required pursuant to this Agreement or with the prior consent of Buyer);

                  (v) there has not been any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money;

                  (vi) there has not been any creation or other incurrence by the Company of any Encumbrance on any asset;

                  (vii) there has not been any loan, advance or capital contributions to or investment in any person made by the Company;

                  (viii) there has not been any transaction or commitment made, or any contract or agreement entered into, by the Company relating to their respective assets or business (including the acquisition or disposition of any assets) other than in the ordinary course of business, or any relinquishment by the Company of any contract or other right material to the Company;

                  (ix) there has not been any change in any method of accounting or accounting practice by the Company;

                  (x) there has not been any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company, or (C) change in compensation or other benefits payable to any director, officer or employee of the Company pursuant to any severance or retirement plans or policies thereof.

                  (xi) there has not been any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company; and

                  (xii) there has not been any modification or amendment to any agreement to which the Company is a party other than in the ordinary course of business.

         p.  Compliance with Applicable Laws

         Except as may be addressed in any of the lawsuits set out on Schedule 3(p), the Company is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (collectively, "Applicable Laws"), including those relating to occupational health and safety. Except as set forth in Schedule 3(p), neither Seller nor the Company has received any written communication during the past two years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any Applicable Laws. This Section 3(p) does not relate to matters with respect to Taxes, which are the subject of Section 3(h), or to environmental matters, which are the subject of Section 3(x).

         q.  Employee and Labor Matters

         Except as set forth in Schedule 3(q), (i) there is no, and during the past two years there has not been any, labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Seller and the Company, threatened, against the Company; (ii) to the knowledge of Seller and the Company, no union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation exists respecting such employees; (iii) the Company is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Company pending, or, to the knowledge of Seller and the Company, threatened, before the National Labor Relations Board; (v) there are no pending, or, to the knowledge of Seller and the Company, threatened, union grievances against the Company as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would have a Material Adverse Effect; (vi) there are no pending, or, to the knowledge of Seller and the Company, threatened, charges against the Company or any current or former employee of the Company before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (vii) neither Seller nor the Company has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and, to the knowledge of Seller and the Company, no such investigation is in progress; and (vii) to the Seller's and the Company's knowledge, there is no threatened or pending liability pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law.

         r.  Customer Accounts Receivable

         Except as set forth in Schedule 3(r), all customer accounts receivable of the Company, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are collectible in the normal course of the Company's business, subject to reserves recorded on the Balance Sheet. The Company has good and marketable title to its accounts receivable, free and clear of all Encumbrances.

         s.  Licenses; Permits

         Schedule 3(s) sets forth a true and complete list, as of the date of this Agreement, of all licenses, permits, registrations, certificates, covenants, filings, declarations, authorizations and other official documents (collectively, "Licenses") obtained by the Company which are necessary or desirable for the conduct of the business of the Company. All Licenses are in full force and effect and validly held by the Company, the Company has complied with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except Regulatory Approval, which must be obtained by Buyer. All such licenses, permits and authorizations which are held in the name of any member, employee, officer, director, stockholder, agent or otherwise on behalf of the Company shall be deemed included under this warranty.

         t.  Transactions with Affiliates

         Except as set forth on Schedule 3(t), none of the agreements, contracts or other arrangements set forth in Schedule 3(l) between the Company, on the one hand, and Seller or any of its Affiliates, on the other hand, will continue in effect subsequent to the Closing.

         u.  Effect of Transaction

         Neither Seller nor the Company has any knowledge of facts that lead it to reasonably believe that the Company's relationship with its creditors, employees, clients, customers or other persons having a material business relationship with the Company would change because of the purchase and sale of the Seller's Membership Interest or the consummation of any other transaction contemplated hereby.

         v.   Private Offering of Seller's Membership Interest

         Neither Seller, any of its Affiliates nor anyone acting on its behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the sale of Seller's Membership Interest, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

         w.   Environmental Matters

              (i) As used in this Agreement:

                  (A) "Environmental Laws" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, ordinances, decrees, judgments, injunctions, Permits, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to health, safety or the environment, preservation or reclamation of natural resources, or to the management, Release (as hereinafter defined) or threatened Release of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                  (B) "Hazardous Materials" means: (1) any chemical, material, waste, or substance at any time defined or regulated by, or form the basis of, liability under any Environmental Law including, without limitation, any "hazardous waste," "solid waste," "extremely hazardous waste," "hazardous material," "hazardous substance," "toxic substance," "hazardous material," "contaminant," "pollutant" or any other comparable term or expression intended to define or classify substances by reason of properties harmful to health, safety, or the indoor or outdoor environment; (2) any oil or petroleum substance (including, without limitation, crude oil, any petroleum fraction or any petroleum derivative substance); (3) any drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;
                  (4) any flammable substances or explosives; (5) any radioactive materials, polychlorinated biphenyls, asbestos-containing materials, radon, or urea formaldehyde foam insulation; (6) pesticides; and (7) any other chemical, material, substance, or noxious odor, exposure to which is prohibited or regulated under Environmental Laws.

                  (C)   "Permits"   means   any   permit,   license,   variance,
                  certificate, reportings, permission, exemption, approval, or authorization required under Environmental Laws.

                  (D) "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Materials in, into, onto, or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, building, workplace, or structure).

                  (ii) Except as set forth in Schedule 3(w): (A) The Company and its properties and operations are and, to the best of Seller's knowledge, have been in compliance with all applicable Environmental Laws, and there are no Releases, threatened Releases, conditions or events existing on any properties currently or previously owned, operated, leased or otherwise used by the Company or at any offsite location or at any real property for which the Company may be liable;
         (B) the Company and its current and former  properties  and  operations are not subject to any existing, pending or, to Seller's knowledge, threatened claim, action, suit, investigation, inquiry or proceeding under any Environmental Law; (C) all Permits required to be obtained or filed by or complied with by the Company under any Environmental Law in connection with their respective operations and properties, including without limitation those relating to Hazardous Materials, have been duly obtained or filed and are in full force and effect, and the Company is in compliance with the terms and conditions of all such Permits in all material respects; (D) there has been no exposure of any person or property to any potentially harmful quantities of Hazardous Materials in connection with the current and former properties, operations, or activities of the Company; and (E) Seller and the Company have truthfully and fully provided to Buyer all reports relating to the environmental condition of the properties and operations of the Company (which such reports are collectively referred to as "Environmental Reports" and are listed in Schedule 3(w)(E) and any and all information in their possession, including such information as is contained in the files and records of the Company, relating to
         (i) any alleged non-
         compliance with, or violation of, Environmental Laws or Permits, (ii) the presence of any underground storage tanks on any property currently or formerly owned, occupied, or operated by the Company, (iii) any proposed change in Environmental Laws or Permits that could have a Material Adverse Effect or (iv) any alleged Release or threatened Release relating to the Company, or for which the Company may hold liability, or its current and former properties and operations.

         x.   Transaction Information

         None of the documents or information, taken as a whole, delivered to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact or circumstance known to Seller or the Company that has not been disclosed to Buyer which, individually or in the aggregate, would reasonably be expected to be material to Buyer's decision respecting the acquisition of the Company.

         y.   Brokerage and Finder's Fees

         Seller is not a party to any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement. The Company has entered into the agreement listed on Schedule 3(y), by which it is bound. Except as set forth on Schedule 3(y), the Company has not agreed to pay any brokerage fee, finder's fee or commission, with respect to the transactions contemplated by this Agreement.

         z.   Utilities Access

         The Company has access to all water, sewer, electric, natural gas, telephone and drainage facilities and all other utilities required to adequately conduct the Company's business as presently conducted, and such access has been provided in full compliance with all requirements of applicable laws, rules, ordinances and regulations. Except as set forth on Schedule 3(z), all utility lines serving the Company are located either within the boundaries of the Company Properties or within lands dedicated to public use or within recorded easements for the benefit of the Company.

         aa.  Public Improvements

         To the best of Seller's and the Company's knowledge, there are no (i) current or proposed plans to widen, modify or realign any street or highway,
(ii) existing, proposed or, threatened eminent domain proceedings, or private purchase in lieu of such proceedings, that would affect the Company in any way whatsoever, or (iii) presently planned public improvements that would or could result in the creation of a special assessment or similar lien on the Company's assets or properties.

         bb.  Maintenance of Insurance

          The Company carries insurance (including self insurance) in such amounts and covering such risks as is adequate for (i) the conduct of the Company's business and (ii) the value of the Company's properties and assets. The Company is not in default under any of such policies or binders.

 4.      COVENANTS OF SELLER AND THE COMPANY

         Seller and the Company covenant and agree as follows:

         a.   Access

         Prior to the Closing, Seller shall, and shall cause the Company to, give Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties (including, without limitation, access to properties for the purpose of conducting environmental due diligence, including preparation of an updated Phase I Environmental Assessment Audit and Phase II Environmental Assessment Audit (the "Environmental Assessment Audits")), books and records of the Company; provided, however, that such access does not unreasonably disrupt the normal operations of Seller or the Company.

         b.   Ordinary Conduct

         Except as set forth in Schedule 4(b) or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, Seller shall cause the business of the Company to be conducted, and the Company will conduct the business, in the ordinary course in substantially the same manner as presently conducted. The Seller shall make all reasonable efforts consistent with past practices to, and the Company shall, preserve the Company's relationships with customers, suppliers and others with whom the Company deals; provided that, except as set forth in clause (xiv) of this Section, Seller shall not be obligated to, directly or indirectly, provide any funds to the Company. Neither Seller nor the Company shall take any action that would, or that reasonably could be expected to, (i) result in any of the conditions to the purchase and sale of Seller's Membership Interest set forth in Section 8(a) not being satisfied or (ii) result in any of the representations or warranties of Seller and the Company becoming untrue. In addition, except as set forth in
Schedule 4(b) or otherwise expressly permitted by the terms of this Agreement, Seller shall not permit the Company to, and the Company shall not, do any of the following without the prior written consent of Buyer:

                  (i)    amend the Organizational Documents;

                  (ii) declare or pay any dividend or make any other distribution to Seller whether or not upon or in respect of Seller's Membership Interest, other than distributions which do not cause the Company to be in violation of clause (xiv) and (xv) below;

                  (iii) redeem or otherwise acquire any membership interest or issue same or any option, warrant or right relating thereto or any securities convertible into or exchangeable therefor;

                  (iv) adopt or amend any collective bargaining agreement, except as required by law;

                  (v) establish, adopt, or enter into any new Plan or any new Benefit Program or Agreement or, except as required by applicable law, amend or take any other actions, including but not limited to, acceleration of vesting and waiver of performance criteria, with respect to any Plan or any Benefit Program or Agreement;

                  (vi) increase the compensation payable or to become payable to any director, officer, or employee of the Company, except for increases in salary or wages payable or to become payable upon promotion to an office having greater operational responsibilities or otherwise in the ordinary course of business and consistent with past practice or as may be required under existing agreements;

                  (vii) grant any severance or termination pay (other than pursuant to the severance policies of the Company as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer, or employee of the Company, either individually or as part of a class of similarly situated persons;

                  (viii) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice; provided that in no event shall the Company incur, assume or guarantee any long-term indebtedness for borrowed money;

                  (ix) permit, allow or suffer any of the Company's assets to become subjected to any Encumbrance;

                  (x) cancel any indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

                  (xi) except for dividends and distributions permitted under clause (ii) above, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates;

                  (xii)  make  any  change  in  any  method  of   accounting  or
         accounting practice or policy other than those required by GAAP;

                  (xiii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Company;

                  (xiv) allow the Company's working capital (current assets less current liabilities (other than any current liability relating to the HBPA Lawsuit or to the Existing Mortgage Notes), as determined in accordance with GAAP) to be less than zero on the Closing Date;

                  (xv) allow the amount of cash in the Operating Accounts to be less than $600,000 on the Closing Date.

                  (xvi) sell, lease or otherwise dispose of any assets of the Company, except in the ordinary course of business consistent with past practice;

                  (xvii) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business; or

                  (xviii) agree, whether in writing or otherwise, to do any of the foregoing.

         c.   Confidentiality

         Seller and the Company shall keep confidential, and cause their respective Affiliates to keep confidential, all information relating to the Company and its business ("Confidential Information") and will at the Closing deliver to Buyer all tangible embodiments (and all copies) of such information which are in Seller's and the Company's possession. In the event that Seller or the Company is requested or required to disclose any such Confidential Information, Seller or the Company, as the case may be, shall immediately notify Buyer so that Buyer may seek a protective order or take other steps to prevent the disclosure of such information, and neither Seller nor the Company will disclose such information. The foregoing provisions do not apply to information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 4(c). For purposes of this Agreement, "Affiliate" means a person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the person specified. In addition, in the case of a person who is a natural person, the term Affiliate shall also include such person's Immediate Family members and any relative or spouse who has the same home as the person specified. "Immediate Family" means a person's spouse, parents, siblings, children, mothers and fathers-in-law, sons and
daughters-in-law   and  brothers  and   sisters-in-law.   "Control"   means  the
possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         d.   Assignment of Confidentiality Agreements

         On the Closing Date, Seller shall assign to Buyer its rights under all confidentiality agreements entered into by Seller with any person in connection with the proposed sale of the Company to the extent such rights relate to the Company. Copies of such confidentiality agreements shall be provided to Buyer promptly following the Closing Date.

         e.   Resignation

         On the Closing Date, Seller shall cause to be delivered to Buyer a duly signed resignation, effective immediately after the Closing, of its position as a manager of the Company and shall take such other action as is necessary to accomplish the foregoing.

         f.   Exclusive Dealing

          From the date hereof to the Closing, Seller shall, and shall cause each of its Affiliates, the Company, its Affiliates and all of the members, directors, officers, employees, representatives and agents of Company and each of their respective Affiliates (collectively, "Affected Persons") to, immediately cease any action that may be ongoing with respect to a Competing Transaction (as defined below). Seller shall not, and shall cause the Affected Persons not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Competing Transaction, or enter into discussions or furnish any information or negotiate with any person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the Affected Persons to take any such action. As used herein, Competing Transaction means (A) any acquisition or purchase of assets of, or any equity interest in the Company, or (B) any tender or exchange offer, merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, the Company or any of the assets of the Company (each a "Competing Transaction").

         Should Seller be approached by any person to consider a Competing Transaction, Seller or such Affected Person shall notify Hank Perret or another attorney at Perret Doise of the names of any such persons. In the event Closing does not take place due to any fault on the part of Seller, then within fifteen
(15) days of the scheduled Closing Date, Perret Doise shall disclose to Buyer the name of each person who contacted Seller or any Affected Person prior to the scheduled Closing Date.

         g.   Notice

         Seller and the Company shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence to Seller's or the Company's knowledge of any event or condition or the existence to Seller's or the Company's knowledge of any fact that would cause any of the conditions to Buyer's obligation to consummate the purchase and sale of Seller's Membership Interest not to be fulfilled.

         h.   Certain Licenses and Permits

         Seller and the Company covenant that all licenses, permits and authorizations which are held in the name of any employee, officer, director, member, agent or otherwise on behalf of the Company shall be duly and validly transferred to the Company without consideration prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by the Company as of the date hereof.

         i.   Disclosure Schedules, Updated Disclosures; Breaches

         Prior to the execution and delivery hereof, Seller and the Company shall deliver to Buyer the Disclosure Schedule; provided, however, that Buyer's rights set forth in Section 8(a)(x) hereof shall continue until the Closing Date with respect to matters disclosed pursuant to such Disclosure Schedule. The Disclosure Schedule shall constitute an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedule. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedule shall be deemed to have been made on and as of the date of this Agreement.

         From and after the date of this Agreement until the Closing Date, Seller and the Company shall promptly notify Buyer by written update to the Disclosure Schedule of (A) any representation or warranty made by either Seller or the Company in connection with this Agreement becoming untrue or inaccurate in any material respect, (B) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party and the other transactions contemplated by this Agreement not to be satisfied, or (C) the failure of Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party not to be satisfied; provided, however, that the delivery of any notice pursuant to this section shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice, except with respect to any breach which Buyer shall have waived in writing on or prior to the Closing Date.


5.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         a.   Authority

         Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         b.   No Conflicts; Consents

         Except as set forth in Schedule 5(b) (the schedules hereto in which Buyer sets forth exceptions to its covenants and representations and warranties being herein referred to as the "Buyer Disclosure Schedule"), (i) the execution and delivery of this Agreement by Buyer does not, and the execution and delivery of the Note by Buyer in accordance herewith will not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of Buyer under, any provision of (A) the organizational documents of Buyer as applicable, (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer is a party or by which any of its properties or assets are bound or (C) any judgment, order, or decree, or statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, other than, in the case of clauses (B) and (C) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby; and (ii) no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance by Buyer of this Agreement, the Note or the consummation of the transactions contemplated hereby.

         c.   Securities Act

         Seller's Membership Interest purchased by Buyer pursuant to this Agreement is being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of Seller's Membership Interest so acquired by it in violation of any of the registration requirements of the Securities Act.

         d.   Actions and Proceedings, etc.

         There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Buyer, (ii) lawsuits, actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer, or (iii) investigations by any Governmental Entity which are, to the knowledge of Buyer, pending or threatened against Buyer, and which, in the case of each of clauses (i), (ii) and (iii), have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.


6.      COVENANTS OF BUYER

         Buyer covenants and agrees as follows:

         a.   Confidentiality

         Subject to Section 7(d), until the Closing Date, Buyer shall keep confidential, and cause its Affiliates to keep confidential, all Confidential Information known to Buyer. In the event this Agreement is terminated pursuant to Section 14 hereof, Buyer will deliver to Seller or destroy all tangible embodiments (and all copies) of such Confidential Information which are in Buyer's possession and shall keep confidential, and cause its Affiliates to keep confidential, all Confidential Information known to Buyer. Subject to Section 7(d), in the event Buyer is requested or required to disclose any Confidential Information, Buyer shall immediately notify Seller so that Seller may seek a protective order or take other steps to prevent the disclosure of information which is required to be kept confidential under the above terms, and Buyer will not disclose such information.

         The foregoing provisions do not apply to information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 6(a). The covenant set forth in this Section 6(a) shall terminate three years after the Closing Date.

         b.   Notice

         Buyer shall promptly notify Seller of, and furnish Seller any information it may reasonably request with respect to, the occurrence to Buyer's knowledge of any event or condition or the existence to Buyer's knowledge of any fact that would cause any of the conditions to Seller's obligation to consummate the purchase and sale of Seller's Membership Interest not to be fulfilled.

         c.   Disclosure Schedules, Updated Disclosures; Breaches

         Prior to the execution and delivery hereof, Buyer shall deliver to Seller the Buyer Disclosure Schedule. The Buyer Disclosure Schedule shall constitute an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Buyer Disclosure Schedule. Any and all statements, representations, warranties or disclosures set forth in the Buyer Disclosure Schedule shall be deemed to have been made on and as of the date of this Agreement.

         From and after the date of this Agreement until the Closing Date, Buyer shall promptly notify Seller by written update to the Buyer Disclosure Schedule of (A) any representation or warranty made by it in connection with this Agreement becoming untrue or inaccurate in any material respect, (B) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party and the other transactions contemplated by this Agreement not to be satisfied, or (C) the failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party not to be satisfied; provided, however, that the delivery of any notice pursuant to this section shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice, except with respect to any breach which Seller shall have waived in writing on or prior to the Closing Date.

         d.   Pursuit of Regulatory Approval and Financing

         Buyer agrees to immediately commence and thereafter diligently pursue all action necessary to obtain Regulatory Approval and financing of the transaction contemplated by this Agreement at the earliest time possible. In particular, Buyer will use its good faith efforts to submit, within fifteen (15) days from the date hereof, a fully completed application with the (1) Louisiana State Racing Commission for approval of the transfer of Seller's Membership Interest to Buyer. Additionally, Buyer will use its good faith efforts to assist the Company in submitting, within forty-five (45) days from this date, or as soon thereafter as the (2) Louisiana Gaming Control Board and Louisiana State Police will accept it, a fully completed application for a license to operate slot machines at the Old Evangeline Downs Casino in compliance with LSA-RS 27:351 et seq. Seller acknowledges that, despite the good faith efforts of Buyer, the Louisiana Gaming Control Board may not allow Buyer prior to the Closing to file any applications for authority to operate slot machines and Seller acknowledges that, if Buyer is unable to file such application prior to Closing, such inability to file such application will not constitute a breach of this section. Buyer agrees that it, and each of its officers, directors, members, equityholders and controlling persons shall expeditiously respond to any and all requests for additional information which may be made by any gaming regulatory authority and to do all things reasonably requested to obtain Regulatory Approval as soon as practicable.

         e.   No Flip

         Buyer agrees that it is purchasing Seller's Membership Interest to develop the facility in St. Landry Parish. Buyer shall not transfer, sell, assign or enter into any sale, transfer, assignment consolidation, merger, business combination, liquidation, dissolution or similar transaction involving, directly or indirectly, the Company or any of the assets of the Company, Seller's Membership Interest or any other interest in the Company up to and for a period ending at Closing to any person (other than an Affiliate of Buyer) without the prior written consent of Seller, which consent may be withheld for any, or no, reason whatsoever, in Seller's sole discretion. Any transaction in violation of this provision shall be null and void and cause for termination of this Agreement, or rescission of any sale which Seller has made to Buyer.


7.       MUTUAL COVENANTS

         Seller, Buyer and the Company covenant and agree as follows:

         a.   Cooperation

         Buyer, the Company and Seller shall cooperate with each other, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to cooperate with each other, for a period of ninety (90) days after the Closing to ensure the orderly transition of the Company from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer, or the Company. After the Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, such information and assistance relating to the Company as is reasonably necessary for the preparation, filing or amendment of any gaming applications, financial reporting and accounting matters, compliance with any applicable laws or regulations, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment. Neither party shall be required by this Section 7(a) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the business or operations of the Company).

         b.   Confidentiality of the Existence of the Agreement

         The existence of this Agreement and its contents and the transactions contemplated hereby are intended to be confidential and shall not be disclosed by Seller, Buyer or the Company without the prior written consent of the other parties hereto, except as follows:

                  (i) a party may disclose the existence of this Agreement and its contents to its agents, consultants, representatives or advisers (collectively, "Related Parties") if such disclosure is necessary in furtherance of the transactions contemplated by this Agreement; provided that any such Related Party to which such information is disclosed shall agree to treat such information confidentially; and

                  (ii) a party may disclose this Agreement and its contents if, but only to the extent, it is legally required to be disclosed or is otherwise subject to legal, judicial, regulatory or self-regulatory requests for information or documents, including that necessary to obtain Regulatory Approval.

         If a party makes a disclosure pursuant to paragraph (ii), it shall give the other parties written notice as soon as practicable (which shall be prior notice where possible) of any such disclosure, and the party making the disclosure shall use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded the disclosed information.

         c.   Publicity

         The parties hereto agree that, from the date hereof through the Closing Date, they will not make a public release or announcement concerning the transactions contemplated hereby without the prior consent of all other parties hereto. Each party will use commercially reasonable efforts to provide to the others a reasonable time prior to the release thereof copies of any such public release or announcements that are written.

         d.   Commercial Efforts

         Subject to the terms and conditions of this Agreement, each party shall use all commercially reasonable efforts to cause the Closing to occur as promptly as practical following the date hereof.

         e.   Records

         On the Closing Date, Seller shall deliver or cause to be delivered to Buyer all Contracts, material agreements, documents, books, records and files (collectively, "Records"), if any, in the possession of Seller relating to the business and operations of the Company to the extent not then in the possession of the Company, subject to the following exceptions:

                  (i) Seller may retain copies of Records prepared in connection with the sale of Seller's Membership Interest; and

                  (ii) Seller may retain any Tax Returns, and Buyer shall be provided with copies of such Tax Returns only to the extent that they relate to the Company's separate Tax Returns or separate Tax liability.

         f.    Management Transition

         Seller shall cooperate with Buyer in the transition of operational management of the Company, provided all costs and expenses are paid by the Company.


8.       CONDITIONS TO CLOSING

         a.   Buyer's Obligation

         The obligation of Buyer to purchase and pay for Seller's Membership Interest is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                  (i) The representations and warranties of Seller and the Company made in this Agreement shall be true and correct in each case as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date, in which case then as of such earlier date. Seller and the Company shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Seller and the Company by the time of the Closing. Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by Seller confirming the foregoing and that all of the conditions contained in this Section have been satisfied in accordance with the terms and provisions hereof.

                  (ii) Buyer shall have received an opinion dated the Closing Date of Perret Doise, counsel to Seller, in form and substance reasonably acceptable to Buyer.

                  (iii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency, regulatory body, commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or other legal restraint or prohibition preventing the purchase and sale of Seller's Membership Interest shall be in effect.

                  (iv) There shall not be pending by any Governmental Entity any suit, action or proceeding (A) challenging or seeking to restrain or prohibit the purchase and sale of Seller's Membership Interest or any of the other transactions contemplated by this Agreement or seeking to obtain from Buyer or any of its Affiliates in connection with the purchase and sale of Seller's Membership Interest any damages that are material in relation to Buyer, the Company and their respective Affiliates taken as a whole, (B) seeking to prohibit or limit the ownership or operation by Buyer, the Company or any of their respective Affiliates of any material portion of the business or assets of Buyer, the Company or any of their respective Affiliates, or to compel Buyer, the Company or any of their respective Affiliates to dispose of or hold separate any material portion of the business or assets of Buyer, the Company or any of their respective Affiliates, in each case as a result of the purchase and sale of Seller's Membership Interest or any of the other transactions contemplated by this Agreement, or (C) seeking to impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, Seller's Membership Interest, including the right to vote Seller's Membership Interest on all matters properly presented to the members of the Company.

                  (v) All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, prior to consummation of the transactions contemplated hereby shall have been obtained from and made with all required persons.

                  (vi) Seller shall have delivered Seller's Membership Interest, via Act of Sale.

                  (vii) Buyer's investigation of the books, records, properties (including the environmental condition thereof) and other assets of the Company (A) shall have been concluded to the satisfaction of Buyer, and
         (B) shall not have established, in the judgment of Buyer, that any representation, warranty, covenant or condition of the Company or the Seller has been, or reasonably can be foreseen to have been breached.

                  (viii) Seller shall have delivered to Buyer its interest in the Existing Mortgage Notes.

                  (ix) Since December 31, 2000, there shall not have occurred any event that has had or will have a Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is likely to result in any Material Adverse Effect), except as disclosed in Schedule 3(m).

                  (x) Seller and the Company shall have delivered to Buyer at the Closing such other executed documents, agreements or instruments as shall be reasonably necessary to convey to Buyer full right, title and interest in and to Seller's Membership Interest or as shall be reasonably necessary to effectuate the transactions contemplated by this Agreement.

                  (xi) The Company shall have executed and delivered to Buyer a management services agreement by and between the Company and the Buyer in form and substance satisfactory to Buyer.

                  (xii) The Organizational Documents shall have been amended in form and substance satisfactory to Buyer.

                  (xiii) Simultaneously with the Closing, (1) the Company shall have consummated an offering of senior secured notes in form and substance acceptable to Buyer to be placed by Jefferies & Co., Inc. ("Jefferies") resulting in net proceeds of not less than $55 million (the "Jefferies Financing") for the purpose of designing and constructing the Old Evangeline Downs Casino (the "OED Casino"), contiguous Racetrack (the "OED Racetrack") and related on-site and off-site facilities and properties (together with the OED Casino and OED Racetrack, the "OED Facilities"), and (2) the Company shall have entered into a working capital facility providing for borrowings of not less than $10 million for working capital and general corporate purposes (which shall be undrawn at closing), in each case on terms and conditions acceptable to Buyer and Jefferies.

                  (xiv) Buyer and the Company shall not have been denied Regulatory Approval to own, manage and operate the OED Facilities and all related necessary findings of suitability, registrations and approvals before the Closing.

                  (xv) The options to purchase the real property in St. Landry Parish, Louisiana on which the OED Facilities will be constructed shall be in full force and effect.

                  (xvi) The Company shall have entered into such agreements as Buyer determines is necessary to grant the Company the right to use and occupy the "backside and track" in Lafayette through December 31, 2004 on substantially the same terms as provided in the Ground Lease dated as of April 19, 2000 between the Company and MT Holdings, L.L.C. As used herein "backside and track" mean the existing racing facilities and barns (including without limitation all improvements, furniture, fixtures and equipment related thereto) in Lafayette, Louisiana where racing takes place and horses are sheltered as necessary for the ongoing operations of the Company consistent with past practices.

         b.   Seller's Obligation

         The obligation of Seller to sell and deliver Seller's Membership Interest and its interest in the Existing Mortgage Notes to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

                  (i) The representations and warranties of Buyer made in this Agreement shall be true and correct, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date, in which case then as of such earlier date. Buyer shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing. Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

                  (ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of Seller's Membership Interest shall be in effect.

                  (iii) There shall not be pending by any Governmental Entity any suit, action or proceeding challenging or seeking to restrain or prohibit the purchase and sale of Seller's Membership Interest or any of the other transactions contemplated by this Agreement or seeking to obtain from Seller in connection with the purchase and sale of Seller's Membership Interest any damages that are material to Seller.

                  (iv) There shall not have occurred any events that individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Buyer or Buyer's subsidiaries taken as a whole.

                  (v) Seller shall have received the full Purchase Price (less the Deposit) paid in cash simultaneously with or prior to the Closing.

                  (vi) Seller shall have received an opinion dated the Closing Date of Mayer, Brown & Platt, counsel for Buyer in form and substance reasonably satisfactory to Seller.

                  (vii) Buyer shall have delivered to Seller at the Closing such other executed documents, agreements and instruments as shall be reasonably necessary to effectuate the transactions contemplated by this Agreement.

         c.   Frustration of Closing Conditions

         Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 8(a) or 8(b), respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 7(e).

9.      FURTHER ASSURANCES

        From time to time, as and when requested by any party hereto, the parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.


10.     INDEMNIFICATION

        a.   Indemnification by Seller

        Subject to the terms and conditions of this Section 10, Seller agrees to indemnify, defend and hold harmless Buyer and each of its members, managers and controlling persons (collectively, the "Buyer Indemnified Parties" or a "Buyer Indemnified Party"), from and against all Claims asserted against, resulting from, imposed upon or incurred by any Buyer Indemnified Party, directly or indirectly, by reason of, arising out of, or resulting from (i) the inaccuracy or breach of any representation or warranty of the Company or the Seller contained in or made pursuant to this Agreement or (ii) the breach of any covenant or agreement of the Company or the Seller contained in or made pursuant to this Agreement. As used in this Section 10, the term "Claim" shall include
(i) all debts, liabilities and obligations, (ii) all losses, damages, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys' fees and expenses), and (iii) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments, whether or not ultimately determined to be valid.

        b.   No Exhaustion of Remedies; Exclusive Remedy

         Seller acknowledges that its obligation under Section 10(a) of this Agreement is independent of the obligations of the Company pursuant to this Agreement, and that Seller waives any right to require Buyer Indemnified Parties to (i) proceed against the Company or (ii) pursue any other remedy whatsoever in the power of Buyer Indemnified Parties.

         c.  Indemnification by Buyer

         Subject to the terms and conditions of this Section 10, Buyer agrees to indemnify, defend and hold harmless Seller, its partners, members, managers and controlling persons, (collectively the "Seller Indemnified Parties" or a "Seller Indemnified Party"), from and against all Claims asserted against, resulting from, imposed upon or incurred by any Seller Indemnified Party, directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, (b) the breach of any covenant or agreement of Buyer contained in or made pursuant to this Agreement or (c) any claims relating to the agreement listed on Schedule 3(y).

         d.  Exclusive Remedy

         Should the Closing occur, the sole and exclusive remedy of Buyer Indemnified Parties and Seller Indemnified Parties with respect to any and all Claims (other than Excepted Claims (as hereinafter defined)) shall be pursuant to the indemnification provisions set forth in this Section 10.

         If Seller breaches this Agreement before the Closing Date, Buyer may elect to exercise any or all of the following remedies:

        (i) terminate this Agreement and recover Buyer's out-of-pocket costs and expenses incurred in connection with the negotiation, execution, delivery, preparation for performance, due diligence and performance of this Agreement, including, without limitation, all fees and costs incurred by Buyer for all of Buyer's attorneys, accountants, investment bankers and other consultants, of not more than $100,000;

        (ii) enforce this Agreement by obtaining specific performance of this Agreement;

        (iii) if such breach pertains to a negative covenant, obtain a restraining order or injunction against such breach; or

        (iv)  pursue any other remedy at law or in equity.

        If Buyer breaches this Agreement before the Closing Date, Seller may elect to exercise any or all of the following remedies:

        (i) terminate this Agreement and recover Seller's out-of-pocket costs and expenses incurred in connection with the negotiation, execution, delivery, preparation for performance, due diligence and performance of this Agreement, including, without limitation, all fees and costs incurred by Seller for all of Seller's attorneys, accountants, investment bankers and other consultants, of not more than $100,000;

        (ii) enforce this Agreement by obtaining specific performance of this Agreement;

        (iii) if such breach pertains to a negative covenant, obtain a restraining order or injunction against such breach; or

        (iv) pursue any other remedy at law or in equity.

        e.   Procedures Relating to Indemnification

        In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Claim made by any person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the indemnifying party demonstrates that it has been actually materially prejudiced as a result of such failure and such failure was not the result, directly or indirectly, of any act or omission of the Indemnifying Party. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within ten business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

        If a Third Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the Indemnified Party. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has failed to assume the defense thereof.

        If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall reasonably cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim, which does not result in a finding or admission of fault or culpability of the Indemnified Party and which would not otherwise adversely affect the Indemnified Party.

         Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party which the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, Claim, damage or expense is incurred. All Claims under this Section 10 other than Third Party Claims shall be governed by Section 10(f).

        f.   Other Claims

        In the event any Indemnified Party should have a Claim against any indemnifying party under this Section 10 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such Claim with reasonable promptness to the indemnifying party. The failure by any Indemnified Party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such Indemnified Party under this Section 10, except to the extent (and only to the extent) that the indemnifying party demonstrates that it has been actually materially prejudiced by such failure, and such failure was not the result, directly or indirectly, of any act or omission of the Indemnifying Party. If the indemnifying party does not notify the Indemnified Party within ten calendar days following its receipt of such notice that the indemnifying party disputes its liability to the Indemnified Party under this Section 10, such Claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the indemnifying party under this Section 10 and the indemnifying party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such Claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such Claim, as provided above, the indemnifying party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

        g.   Survival of Representations and Warranties; Floor and Cap

        All representations, warranties, covenants and agreements in this Agreement or made pursuant hereto shall survive the Closing, and any investigation thereof, until the end of the twenty- fourth (24th) month following the Closing Date and neither Seller, the Company, nor Buyer shall have any liability under this Section 10 unless notice of a Claim or alleged or potential Claim is provided within such period, except that the representations and warranties of Seller contained in Sections 3(a), 3(b), 3(c) and 3(h) hereof and the representations and warranties of Buyer in Section 5(a) and 5(b) hereof shall survive indefinitely. The Buyer Indemnified Parties shall not be entitled to indemnification for Claims until the aggregate amount for all claims exceeds $100,000 (the "Threshold"). Seller, subject to the other limitations in this
Section 10, shall be liable for all Claims of the Buyer Indemnified Parties in excess of the Threshold. Except for Claims arising from fraud, willful breach of any covenant or breaches of the representations and warranties contained in Sections 3(a), 3(b), 3(c) and 3(h) hereof (collectively, "Excepted Claims"), Seller's indemnity obligations shall be limited to the amount of the Purchase Price. There shall be no indemnification limitation (cap) for the Excepted Claims.

        Neither Seller, Buyer nor the Company shall have any liability under this Section 10 unless notice of a Claim or alleged or potential Claim is provided within the respective survival periods described above.

        h.   Liability Limitations

        Notwithstanding anything herein to the contrary, except for Excepted Claims, in no event shall Seller's indemnity obligations exceed the Purchase Price consideration received by Seller.

Furthermore, the liability of Seller shall be "in rem," that is, limited exclusively to the assets of Seller and shall not extend to any of the partners of Seller. Specifically, Buyer, and each of its successors and assigns, hereby waives any and all rights to proceed against any of the partners of Seller for any claim whatsoever, except claims against B.I. Moody III for breach of the agreement in the next paragraph.

         Seller shall not, for a period of 24 months following the Closing Date,
(a) make any distribution on account of Seller's partnership interests (other than distributions with the proceeds of the Purchase Price) or purchase, redeem or otherwise acquire or retire for value any such partnership interests, (b) create any Encumbrances on the assets of Seller, or (c) sell, transfer or assign the assets of Seller other than for fair market value.

         In no event shall Seller be liable to Buyer or the Company for any indemnity obligation(s) relating to any of the property to be purchased in St. Landry Parish, whether environmental or otherwise other than any breach of representations relating to the Company's options to purchase such property. Buyer acknowledges that Seller shall not be responsible for any liability whatsoever with respect to the St. Landry Parish Property other than any breach of representations relating to the Company's options to purchase such property.

         In no event shall Seller be liable to Buyer or the Company for any indemnity or other obligation(s) arising out of, or in any way related to, the HBPA Lawsuit.

         In no event shall Seller be liable to Buyer or the Company for any indemnity or other obligation(s) arising out of, or in any way related to, claims of New South Capital, Inc. and/or Ken Burns.

         i.   Tax Treatment of Indemnification Payments

         To the extent permitted by applicable law, the parties agree that any indemnification payments (and/or payments or adjustments) made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the purchase price.


11.      TAX MATTERS

         a.   Taxable Period Ending on or Before Closing Date

         With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to the Company, the Company: (i) shall cause such Tax Return to be prepared; (ii) shall cause to be included in such Tax Return all Tax Items required to be included therein; (iii) shall be responsible for the timely payment of all Taxes due with respect to the periods covered by such Tax Returns; and (iv) shall be responsible for the payment of all costs and expenses incurred in the preparation and filing of such Tax Returns. Not later than 10 business days prior to the due date of each such Tax Return, Company shall deliver a copy of such Tax Return to Buyer. Company shall permit Buyer to review and comment on each such Tax Return prior to filing and shall make such revisions to such Tax Return as are reasonably requested by Buyer.

         b. Taxable Period Beginning on or Before Closing Date and Ending After Closing Date

         With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Company, the Company shall cause such Tax Return to be prepared, and shall cause to be included in such Tax Return all Tax Items required to be included therein. Not later than ten (10) business days prior to the due date of each such Tax Return, the Company shall deliver a copy of such Tax Return to Buyer and Seller, and the Company shall permit Buyer and Seller to review and comment on each such Tax Return prior to filing and shall make such revisions as are reasonably requested by Buyer and Seller. Thereafter, the Company shall file the Tax Return and timely pay the Taxes shown due on such Tax Return.

         c.   Franchise Tax

         Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to the Company shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

         d.   Consistent Preparation of Tax Returns

         Any Tax  Return  to be  prepared  pursuant  to the  provisions  of this
Section 11 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except as otherwise required by law or fact.

         e.   Cooperation

         Buyer and Seller shall cooperate fully, and shall cause their Affiliates, including the Company, to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding (each a "Proceeding") with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller will deliver to Buyer all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date. Seller further agrees, upon request, to use its best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Buyer or the Company. Buyer and Seller further agree, upon request, to provide the other party with all information regarding the Company that either party may be required to report to any taxing authority.

         f.   Interest

         Any payment required under this Section 11 and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) or 6621(c) as applicable of the Code for each day until paid.


12.      ASSIGNMENT

         This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer, Seller or the Company (including by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer, Seller or the Company) without the prior written consent of the other parties hereto, which consent may be withheld for any reason whatsoever; provided, however, that Buyer and Seller may each assign this Agreement to any person controlled by Buyer or Seller respectively. For any assignment authorized hereunder, the assigning party and the assignee shall remain jointly and severally liable for all obligations under this Agreement. Any attempted assignment in violation of this Section 12 shall be void.


13.      NO THIRD-PARTY BENEFICIARIES

         Except as provided in Section 10, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.


14.      TERMINATION

         a. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                  (i)  by mutual written consent of Seller and Buyer;

                  (ii) by Seller if any of the conditions set forth in Section 8(b) shall have become incapable of fulfillment, and shall not have been waived by Seller;

                  (iii) by Buyer if any of the conditions set forth in Section 8(a) shall have become incapable of fulfillment, and shall not have been waived by Buyer;

                  (iv) by either Buyer or Seller, if the Closing does not occur on or prior to December 31, 2001; provided, however, that Buyer may extend the December 31, 2001 termination date for up to 90 days if (i) the delay in Closing is due to Regulatory Approval, (ii) the Closing is reasonably expected to occur in the first quarter of 2002, and (iii) Buyer pays to Seller $50,000.00 per month on the first of each month commencing January 1, 2002 as a non-refundable extension payment, which amount shall be in addition to (and not applied toward) the Purchase Price;

                  (v) by Seller, if Seller or his spouse, or any linear descendant or the spouse of a linear descendant of Seller, is required to undergo a suitability investigation as part of any

         Regulatory Approval of the proposed transaction (other than by reason of the lease agreement contemplated by Section 8(a)(xvi)); provided, however, that Seller's right to terminate under this section shall not arise until Buyer and the Company have exhausted their good faith efforts, including any appeals or similar procedures related thereto, to address such requirement for suitability investigation in a manner reasonably acceptable to Seller; or

                  (vi) by Seller if any Regulatory Authority, in a final, unappealable order or finding, rejects any application of Company, Buyer or any officer, director, member or controlling person of Buyer, such rejection has a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereby and such person is not immediately removed as an officer, director, member or controlling person of Buyer, as the case may be;

provided,  however,  that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         b. Furthermore, (i) Buyer may terminate this Agreement by delivering written notice to Seller, on or before 45 days after the date of this Agreement, if the Environmental Assessment Audits are not satisfactory to Buyer in its sole discretion and (ii) Buyer may terminate this Agreement by delivering written notice to Seller, on or before 72 hours after receipt of the final Disclosure Schedule.

         c.  In the event of termination  by Seller  or Buyer  pursuant  to this
Section 14, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) Buyer shall return all documents and other material received from Seller or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

                  (ii) all confidential information received by Buyer with respect to the business of the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         d. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 14, this Agreement shall become void and of no further force or effect, except for the provisions of (i)
Section 6(a) relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 15 relating to certain expenses, (iii) Section 16 relating to attorney fees and expenses, (iv) Section 7(c) relating to publicity, (v) Section 22 relating to finder's fees and broker's fees and (vi) this Section 14. Nothing in this Section 14 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

15.    EXPENSES

       Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.


16.    ATTORNEY FEES

       A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.


17.    AMENDMENTS

       No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by both parties hereto.


18.    NOTICES

       All notices or other communications required or permitted to be given hereunder shall be in writing and shall be sent, postage prepaid, by registered, certified or express mail, return receipt requested or by reputable national overnight courier service guaranteeing next business day delivery and shall be deemed given if mailed, three days after mailing, and in the case of overnight courier service one business day after mailing), as follows:

              (i)    if to Buyer:

                        Peninsula Gaming Partners, L.L.C.
                        11100 Santa Monica Boulevard
                        10th Floor
                        Los Angeles, CA 90025
                        Attention: M. Brent Stevens

                     with a copy to:

                        Mayer, Brown & Platt
                        1675 Broadway
                        New York, NY 10019-5820
                        Attention: Ronald S. Brody, Esq.; and

                     with a copy to:

                        Hopkins & Huebner
                        2700 Grand Avenue
                        Suite 111
                        Des Moines, IA 50312
                        Attention: Lorraine J. May

              (ii)   if to Seller:

                        Kevin Moody
                        600 Jefferson Street, Suite 1500
                        Lafayette, LA  70501

                     with a copy to:

                        Perret Doise
                        P.O. Drawer 3408
                        Lafayette, LA 70502-3048
                        Attention: Hank Perret

              (iii)  if to the Company:

                        William E. Trotter, II
                        600 Jefferson Street, Suite 1030
                        Lafayette, LA 70501

                                       and

                        Kevin Moody
                        600 Jefferson Street, Suite 1500
                        Lafayette, LA 70501

                     with copies to:

                        McGlinchey, Stafford
                        One American Place, 9th Floor
                        Baton Rouge, LA 70825
                        Attention: Rudy Aguillard

                                       and

                        Perret Doise
                        P. O. Drawer 3408
                        Lafayette, LA 70502
                        Attention: Hank Perret


19.    INTERPRETATION; EXHIBITS AND SCHEDULES; CERTAIN DEFINITIONS

       a. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of the Disclosure Schedule hereto shall be deemed set forth for all purposes of the Disclosure Schedule to the extent relevant. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

       b.     For all purposes hereof:

              (i) "including" means including, without limitation;

              (ii) "knowledge" means with respect to any specific matter and Seller, the Company, or Buyer, the knowledge after due inquiry of the executive officers and other officers having primary responsibility for such matters, of Seller, the Company, or Buyer, as the case may be; and

              (iii)   "person"   means  any   individual,   firm,   corporation,
       partnership,   limited   liability   company,   trust,   joint   venture,
       Governmental Entity or other entity.


20.    COUNTERPARTS

       This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.


21.    ENTIRE AGREEMENT

       This Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.


22.    FEES

       Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement or the transactions contemplated hereby.


23.    SEVERABILITY

       If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

24.    GOVERNING LAW

       This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.


25.    JOINT DRAFTING

       The parties have jointly participated in the negotiation and drafting of this Agreement. In the event any question of intent or interpretation arises, this agreement shall be construed as if drafted by all parties.


       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                  BIM3 INVESTMENTS, a Louisiana Partnership

                                  By:  /s/ Kevin Moody
                                     --------------------------------------
                                  Name: Kevin Moody
                                  Title: Managing Partner


                                  By:  /s/  B. I. Moody, III
                                     --------------------------------------
                                  Name:  B. I. Moody, III
                                  Title: Partner



                                  THE OLD EVANGELINE DOWNS, L.C.

                                  By:  /s/  William E. Trotter, II
                                     --------------------------------------
                                  Name:  William E. Trotter, II
                                  Title: Manager



                                  PENINSULA GAMING PARTNERS, L.L.C.

                                  By:  /s/ Michael S. Luzich
                                     --------------------------------------
                                  Name:  Michael S. Luzich
                                  Title: Managing Member


                                  THE OLD EVANGELINE DOWNS, L.C.
                                  BY:  BIME INVESTMENTS, Managing Member

                                  By:  /s/ Kevin Moody
                                     --------------------------------------
                                     Kevin Moody, Managing Partner